EXHIBIT 99.2

TABLE OF CONTENTS

Unaudited Condensed Balance Sheets as of June 30, 2018 and December 31, 2017	F-2

Unaudited Condensed Statements of Income and Retained Earnings for the Six Months Ended June 30, 2018 and 2017	F-3

Unaudited Condensed Statements of Cash Flows for the Six Months Ended June 30, 2017 and 2017	F-4

Notes to Unaudited Condensed Financial Statements	F-5

F-1

SANTA ROSA HYDROPONICS & GROWER SUPPLY, INC.

UNAUDITED CONDENSED BALANCE SHEETS

	June 30, 2018	December 31, 2017
ASSETS
Current assets:
Cash and cash equivalents	$276,264	$315,624
Accounts receivable, net of allowance for doubtful accounts of $0 and $319,704 at June 30, 2018 and December 31, 2017, respectively	-	20,436
Inventory, net	1,500,000	2,300,744
Advances to shareholders	300,000	300,000
Other current assts	32,000	38,059
Total current assets	2,108,264	2,974,863

Property and equipment, net	80,548	91,102
TOTAL ASSETS	$2,188,812	$3,065,965

LIABILITIES & STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$75,771	$15,849
Payroll and payroll related liabilities	-	9,050
Sales tax payable	-	41,344
Total current liabilities	75,771	66,243

Commitments and contingencies		-

Stockholders’ Equity:
Common stock; no par value; 10,000 shares authorized; no shares issued and outstanding as June 30, 2018 and December 31, 2017	-	-
Retained earnings	2,113,041	2,999,722
Total stockholders’ equity	2,113,041	2,999,722
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$2,188,812	$3,065,965

See accompanying notes to unaudited condensed financial information.

F-2

SANTA ROSA HYDROPONICS & GROWER SUPPLY, INC.

UNADITED CONDENSED STATEMENTS OF INCOME AND RETAINED EARNINGS

	Six Months Ended June 30,
	2018	2017
Sales	$3,527,073	$7,088,879
Cost of sales	2,583,068	5,630,643
Gross profit	944,005	1,458,236

Operating expenses:
Salaries and related expenses	167,412	145,321
Rent	130,500	134,700
Depreciation and amortization	25,042	20,327
Other operating expenses	185,387	163,365
Total operating expenses	508,341	463,713

Income from operations	435,664	994,523

Other income (expense):
Other income	7,006	1,515
Interest expense	-	(6,053)
Total non-operating income (expense), net	7,006	(4,538)

Net income	442,670	989,985
Retained earnings, beginning of period	2,999,722	3,910,491
Distribution	(1,329,351)	(1,537,124)
Retained earnings, end of period	$2,113,041	$3,363,352

See accompanying notes to unaudited condensed financial information.

F-3

SANTA ROSA HYDROPONICS & GROWER SUPPLY, INC.

UNAUDITED CONDENSED STATEMENTS OF CASH FLOWS

	Six Months Ended June 30,
	2018	2017
Cash Flows from Operating Activities:
Net income	$442,670	$989,985
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation and amortization	25,042	20,327
Provision for doubtful accounts receivable	-	-
Inventory obsolescence charge	-	139,893
Changes in operating assets and liabilities:
(Increase) decrease in:
Accounts receivable	20,436	16,540
Inventory	800,744	373,601
Advances to shareholders	-	587,105
Other assets	6,059	-
Increase (decrease) in:
Accounts payable and accrued liabilities	59,922	26,129
Payroll and payroll tax liabilities	(9,050)	(7,225)
Sales taxes payable	(41,344)	49,363
Net Cash Provided By Operating Activities	1,304,479	2,195,718

Cash Flows from Investing Activities:
Purchase of furniture and equipment	(14,488)	(10,857)
Net Cash Used In Investing Activities	(14,488)	(10,857)

Cash Flows from Financing Activities:
Shareholder distributions	(1,329,351)	(1,537,124)
Net Cash Used In Financing Activities	(1,329,351)	(1,537,124

Net Increase (decrease) in Cash and Cash Equivalents	(39,360)	647,737

Cash and Cash Equivalents at Beginning of Period	315,624	469,334

Cash and Cash Equivalents at End of Period	$276,264	$1,117,071

Supplemental Information:
Interest paid during the period	$-	6,053

See accompanying notes to unaudited condensed financial information.

F-4

SANTA ROSA HYDROPONICS & GROWER SUPPLY, INC.

NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED JUNE 30, 2018 AND 2017

1.	NATURE OF OPERATIONS

Santa Rosa Hydroponics & Grower Supply, Inc. (the “Company”) was incorporated on March 30, 2015 under laws of the State of California. The Company maintains its principal office in Santa Rosa, CA and is principally engaged in the business of operating two retail hydroponic stores.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The financial statements are prepared under the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 105-10, Generally Accepted Accounting Principles, in accordance with accounting principles generally accepted in the U.S. (“GAAP”).

 Use of Estimates

Management uses estimates and assumptions in preparing these consolidated financial statements in accordance with generally accepted accounting principles. These estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the consolidated financial statements, and the reported revenues and expenses during the reporting period. Actual results could vary from the estimates that were used.

Revenue Recognition

The Company recognizes revenue, net of estimated returns and sales tax, at the time the customer takes possession of merchandise or receives services. When the Company receives payment from customers before the customer has taken possession of the merchandise or the service has been performed, the amount received is recorded as Deferred Revenue in the accompanying Balance Sheets until the sale or service is complete.

Cash Equivalents

The Company considers all highly liquid investments purchased with original maturities of three months or less to be cash equivalents. The Company’s cash equivalents are carried at fair market value and consist primarily of money market funds.

F-5

SANTA ROSA HYDROPONICS & GROWER SUPPLY, INC.

NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED JUNE 30, 2018 AND 2017

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Accounts Receivable

Accounts receivable are stated at the amount the Company expects to collect from balances outstanding at year-end. Based on the Company’s assessment of the credit history with customers having outstanding balances and current relationships with them. A reserve for uncollectable receivables is established when collection of amounts due is deemed improbable. Indicators of improbable collection include client bankruptcy, client litigation, client cash flow difficulties or ongoing service or billing disputes. Credit is generally extended on a short-term basis thus receivables do not bear interest. At June 30, 2018 and December 31, 2017, the Company established an allowance for doubtful accounts of $0 and 319,704, respectively.

Inventory

Inventory consists primarily of gardening supplies and materials and is recorded at the lower of cost (first-in, first-out method) or market. The company periodically reviews the value of items in inventory and provides write-downs or write-offs of inventory based on its assessment of market conditions. Write-downs and write-offs are charged to cost of goods sold.

Property and Equipment

Property and equipment are carried at cost. Leasehold Improvements are amortized using the straight-line method over the original term of the lease or the useful life of the improvement, whichever is shorter. Renewals and betterment that materially extend the life of the asset are capitalized. Expenditures for maintenance and repairs are charged against operations. Depreciation of property and equipment is provided on the straight-line method for financial reporting purposes at rates based on the following estimated useful lives:

Estimated Lives
Vehicle	5 years
Computers and equipment	3-5 years
Leasehold improvements	7years

Fair Value of Financial Instruments

The fair value of certain of our financial instruments including cash and cash equivalents, accounts receivable, prepaid assets, employee advances, accounts payable, customer deposits, payroll and payroll tax liabilities, sales tax payable and notes payable approximate their carrying amounts because of the short-term maturity of these instruments.

F-6

SANTA ROSA HYDROPONICS & GROWER SUPPLY, INC.

NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED JUNE 30, 2018 AND 2017

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Income Taxes

The Company has elected to be treated as an S Corporation for federal and state tax purpose. As such, the Company generally pays no federal income tax and state income tax, and the Company’s taxable income is passed through to the shareholders where it is reported and taxed on the shareholders individual tax return and state income tax return.

Concentration of Risk

Financial instruments that potentially expose us to concentrations of risk consist primarily of cash and cash equivalents and accounts receivable, which are generally not collateralized. Our policy is to place our cash and cash equivalents with high quality financial institutions, in order to limit the amount of credit exposure. Accounts at each institution are insured by the Federal Deposit Insurance Corporation (FDIC), up to $250,000. At June 30, 2018 and December 31, 2017, the Company had $607,713 and $0, respectively in excess of the FDIC insurance limit. The Company generally does not require collateral from its customers, but its credit extension and collection policies include analyzing the financial condition of potential customers, establishing credit limits, monitoring payments, and aggressively pursuing delinquent accounts. The Company maintains allowance for potential credit losses.

3.	PREMISES AND EQUIPMENT

Property and equipment at June 30, 2018 and December 31, 2017 consists of the following:

	2018	2017
Vehicles	$82,678	$82,678
Furniture, fixtures and equipment	386,355	370,200
	469,033	452,878
Accumulated depreciation	(388,485)	(361,776)
Property and equipment, net	$80,548	$91,102

Depreciation expense was $25,042 and $20,327 for the six months ended June 30, 2018 and 2017, respectively.

F-7

SANTA ROSA HYDROPONICS & GROWER SUPPLY, INC.

NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED JUNE 30, 2018 AND 2017

4.	RELATED PARTY TRANSACTIONS

The Company advanced shareholders $300,000 during the year ended December 31, 2017. The advances of $300,000 were converted to shareholder distributions after June 30, 2018. The advances were non-interest bearing.

The Company leases office and warehouse space from an entity owned by the shareholders, rent paid to the related entity for the six months ended June 30, 2017 and 2016 was $120,000 and $120,000, respectively

5.	SUBSEQUENT EVENTS

On July 13, 2018, the Company and GrowGeneration Corp (“GrowGeneration”), entered into an amended and restated asset purchase agreement (the “Purchase Agreement”) and purchased the assets of the Company.

The assets subject to the sale under the Purchase Agreement, as amended, included inventories, fixed assets, tangible personal property, intangible personal property and contracts. As consideration for the assets, the Company agreed to pay the sellers a total of (i) $1,500,000 for inventory; (ii) $100,000 for the unencumbered fixed assets; (iii) (a) 925,000 shares of the Company’s restricted Common Stock (valued at approximately $3.7 million), (b) $825,000 cash and (c) a promissory note of $500,000 for the intangible assets and goodwill. Total consideration paid for Santa Rosa Hydroponics was approximately $6.6 million.

F-8